SCHEDULE 14A (Rule 14a - 101)
          INFORMATION REQUIRED IN PROXY STATEMENT

                 SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by Registrant  [x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule
14a-12

               EG&G, Inc.
 ............................................................
   (Name of Registrant as Specified In Its Charter)


 ............................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

     ...........................................................
     2) Aggregate number of securities to which transaction applies:

     ............................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ............................................................

     4) Proposed maximum aggregate value of transaction:

     ............................................................

     5) Total fee paid:

     ............................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

 ............................................................

2) Form, Schedule, or Registration Statement No.:

 ............................................................

3) Filing Party:

 ............................................................

4) Date Filed:

 ............................................................

                     NOTICE OF ANNUAL MEETING

To the Stockholders of EG&G, Inc.:

     The Annual Meeting of the Stockholders of EG&G, Inc., will be held at the Sheraton Needham Hotel, 100 Cabot
Street, Needham, Massachusetts, on Tuesday, April 23, 1996, at 10:30 a.m., to consider and act upon the following:

1. A proposal to fix the number of Directors at eleven and to elect seven nominees for Director for terms of one year each; and

2. Such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on February 23, 1996, as the record date for the determination of stockholders entitled to receive this notice and to vote at the Meeting.

      All stockholders are cordially invited to attend the Meeting.

                         By Order of the Board of Directors


                         MURRAY GROSS, Clerk

March 7, 1996

------------------------------------------------------------

                   RETURN ENCLOSED PROXY CARD

Whether or not you expect to attend this Meeting, I urge you to complete, date, and sign the enclosed proxy card and to mail it promptly in the enclosed envelope. No postage is required if mailed in the United States. Prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to The First National Bank of Boston, Shareholder Services Division, Post Office Box 1459, Boston, Massachusetts 02104-9904.

                 NOTICE OF ANNUAL MEETING

                            AND

                   PROXY STATEMENT 1996























EG&G, INC., CORPORATE OFFICES, 45 WILLIAM STREET, WELLESLEY,
MASSACHUSETTS  02181

                      PROXY STATEMENT


     This Proxy Statement has been prepared to provide the stockholders of EG&G, Inc. with information pertaining to the matters to be voted on at the EG&G, Inc., Annual Meeting of Stockholders to be held on Tuesday, April 23, 1996 at 10:30 a.m., at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, and at any adjournment of that Meeting. The date of this Proxy Statement is March 7, 1996, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders. EG&G, Inc. is sometimes referred to in this Proxy Statement as "EG&G" or the "Company." EG&G, Inc. Common Stock, $1 par value (the only outstanding EG&G security with voting power), is referred to as the "Common Stock."

     This proxy is solicited on behalf of the Board of Directors of EG&G. You are requested to sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by filing written notice with the Clerk of EG&G or by signing and delivering a new proxy card bearing a later date. It is important to sign and return your proxy card. It helps to establish a quorum so that the Meeting may be held, and it permits your votes to be cast in accordance with your directions.

     The expenses connected with soliciting proxies will be borne by EG&G. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. Due to the limited time available for the solicitation of proxies, the Company has engaged Kissel-Blake Inc., of New York City, to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay Kissel-Blake Inc., $6,500 and out-of-pocket expenses for such efforts. In addition to the use of the mails, certain Directors, officers, and employees may solicit proxies in person or by use of communications media.

     The stock transfer books of EG&G will not be closed;
however, the Board of Directors has fixed the close of business on February 23, 1996, as the record date for determining the stockholders entitled to receive notice and to vote their shares at the Annual Meeting. On the record date, there were 47,654,234 shares of Common Stock outstanding and entitled to vote. Each share of Common

Stock carries with it the right to cast one vote, with no cumulative voting. A majority of issued and outstanding shares constitutes a quorum.

     The sole item to be acted upon by the stockholders is a proposal to fix the number of Directors at eleven and to elect seven Directors for terms of one year each. The proposal is set forth on your proxy card and is discussed in detail on the following pages. Shares represented by proxy will be voted at the Meeting in accordance with your instructions, as indicated on the proxy card. You are provided the opportunity to vote your shares for granting, or withholding, authority to fix the number of Directors at eleven and to elect the seven nominees as a group by marking the interior of the appropriate box on the proxy card. Should you desire to withhold authority to vote for specific nominees, please identify the exceptions in the appropriate space provided on the proxy card. Your shares will be voted as you indicate. If you sign and return your proxy card and make no indication concerning Item No. 1 on the proxy card, your shares will be voted "For" fixing the number of Directors at eleven and electing the nominees named in this Proxy Statement.

     Management does not anticipate a vote on any other proposal at the Annual Meeting. In the event, however, that another proposal is properly brought before the Meeting, your shares will be voted in accordance with management's discretion.

     EG&G's Annual Report to Stockholders for 1995 has already been mailed to its stockholders or is enclosed herewith. It should not be considered either as part of this Proxy Statement or as incorporated herein by reference.

                           Votes Required

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of Directors.

     Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.
With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or as shares present or represented and voting.

                             ITEM NO. 1
                       ELECTION OF DIRECTORS


     The Articles of Organization and By-Laws of EG&G provide that the number of Directors, not less than three nor more than thirteen, shall be fixed by the stockholders. The Articles of Organization and By-Laws, as amended in 1996, provide that at each Annual Meeting of Stockholders, commencing with the Annual Meeting of Stockholders in 1996, the successors of the Directors whose terms expire in that year shall be elected for a one-year term. There are, at present, ten Directors of the Company. The terms of six of the Directors expire at this year's Annual Meeting; the terms of two other Directors expire at the Annual Meeting in 1997; and the terms of the remaining two Directors expire at the Annual Meeting in 1998. Mr. Rubinovitz has announced that he will retire from the Board following the expiration of his term at this year's Annual Meeting.

     The Board of Directors has declared it advisable that the number of Directors be fixed at eleven and has nominated the following persons for election as Directors for one-year terms expiring at the Annual Meeting in 1997:

               William F. Pounds        Tamara J. Erickson
               Robert F. Goldhammer     Nicholas A. Lopardo
               G. Robert Tod            Fred B. Parks
               Greta E. Marshall

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE
NUMBER OF DIRECTORS AT ELEVEN AND FOR ELECTING THE SEVEN
NOMINEES NAMED ABOVE FOR TERMS OF ONE YEAR EACH.

     It is intended that the shares represented by proxies will be voted to fix the number of Directors at eleven and for the election of the seven nominees (unless one or more of the nominees is unwilling or unable to serve) for terms of one year each, unless a contrary vote is indicated on the proxy cards. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, the persons named as proxies in the Proxy may vote for the election of a substitute. In no event will shares represented by proxies be voted for more than seven nominees. To apprise you of the qualifications of the Directors, we are including information concerning the nominees and the four incumbent Directors whose terms of office expire in 1997 or 1998.

Nominees for Director for a one-year term expiring in 1997


WILLIAM F. POUNDS:  Age 68; Principal Occupation:
Professor, Sloan School of Management, Massachusetts
Institute of Technology, Cambridge, Massachusetts. Director of EG&G continuously since 1969. Chairman of the Corporate
Governance Committee and a Member of the Compensation and Stock Option Committee of the Board of Directors.

Dr. William F. Pounds, who served as Dean of the Alfred P. Sloan School of Management from 1966 to 1980, has been a member of the faculty of the school since 1961. He is a former research scholar at Carnegie Mellon University, from which he graduated with degrees in Chemical Engineering, Mathematical Economics, and Industrial Administration. During the 1950's, Dr. Pounds worked for Eastman Kodak Company, PPG Industries, Inc., and served as a naval aviator. He is a Member of the American Academy of Arts and Sciences and the author of numerous publications in the field of management. Dr. Pounds also serves as a Director of the Putnam Funds; the Sun Company, Inc.; Idexx Laboratories, Inc.; and Perseptive Biosystems, Inc. He is a Trustee of the Museum of Fine Arts of Boston and an Overseer of WGBH Educational Foundation.



ROBERT F. GOLDHAMMER:  Age 65; Principal Occupation:
Principal shareholder of Concord International Partners, a merchant banking firm. Director of EG&G continuously since
1981. Chairman of the Audit Committee and Member of the Benefit Plans Investment Committee of the Board of
Directors.

Mr. Robert F. Goldhammer is a graduate of Boston University with a degree of Bachelor of Science. He served as a Vice
President and Vice Chairman of the Management Committee of
Kidder Peabody & Co., Inc. from 1982 to 1986.  Mr.
Goldhammer is a Director of Esterline Technologies and serves as Board Chairman of ImClone Systems Incorporated.



G. ROBERT TOD:  Age 56; Principal Occupation:  President and
Chief Operating Officer and Director of the CML Group, Inc., a specialty marketing company. Director of EG&G continuously since 1984. Chairman of the Compensation and Stock Option Committee and Member of the Nominating
Committee of the Board of Directors.

Mr. G. Robert Tod is a 1961 graduate of Rensselaer Polytechnic Institute with a Bachelor's degree in Mechanical Engineering and a 1967 graduate of the Harvard Business School MBA Program. Mr. Tod is co-founder of the CML Group, Inc. and has served as its President and Chief Operating Officer from 1969 to the present. Mr. Tod is a Director of SCI Systems, Inc., and is a Trustee of Rensselaer Polytechnic Institute and of Emerson Hospital.



GRETA E. MARSHALL, CFA:  Age 58; Principal Occupation:
Principal and founder of The Marshall Plan, a financial investment company. Elected a Member of the Board of Directors of EG&G in 1990. Member of the Compensation and Stock Option Committee and the Benefit Plans Investment
Committee of the Board of Directors.

Ms. Greta E. Marshall manages The Marshall Plan, a financial investment company she founded in 1988, with offices in Boston, Massachusetts and Incline Village, Nevada. She has thirty years of experience in financial analysis, research, and investment. From 1974 to 1984, she was Director, Investments, Deere & Company, Moline, Illinois. She was President of Baybanks Investment Management in 1984 and 1985 and Investment Manager of the California Public Employees Retirement System from 1985 to 1988. Ms. Marshall is a member of the Board of Directors of Hysec, Inc. Ms. Marshall holds Bachelor of Arts and Master of Business Administration degrees from the University of Louisville. She is a Member of the Editorial Board of CFA Digest and is a Trustee of the AIMR Investment Management Workshop.



TAMARA J. ERICKSON: Age 41; Principal Occupation: Senior Vice President of Arthur D. Little, Inc., a management consulting company in Cambridge, Massachusetts and Chairman of Innovation Associates, Inc., an Arthur D. Little Company. Elected a Member of the Board of Directors of EG&G at the Board of Director's meeting on December 20, 1995.

Ms. Erickson became a Senior Vice President of Arthur D.
Little, Inc. in 1993, a company with which she has been associated since 1978. She presently serves as Chairman of Innovation Associates, Inc. with responsibility for integrating this company into Arthur D. Little's worldwide management consulting business. From 1991 to 1995, Ms.
Erickson served as a Managing Director of Arthur D. Little,
Inc. with direct line management responsibility for all the firm's management consulting business in North America, including strategy and organization, information systems, and operations management consulting services. Ms. Erickson is the co-author of the book, Third Generation R&D: Managing the Link to Corporate Strategy, published in 1991. She holds a BA degree in Biological Sciences from the University of Chicago and an MBA from the Harvard Graduate School of Business Administration. Ms. Erickson is a Director of
Allergan, Inc., Irvine, California.  She is a Member of the
Board of Trustees of the Boston Ballet, a Member the Finance Committee of Belmont Day School, and a Member of the Industrial Research Institute and the Commercial Development Association.


NICHOLAS A. LOPARDO:  Age 49; Principal Occupation:
Executive Vice President of Global Investment Management and
Chairman and Chief Executive Officer of State Street Global
Advisors, departments of State Street Bank and Trust
Company.

Mr. Lopardo joined the Asset Management Division of State Street Bank and Trust Company in January 1987. In September of 1990, he was promoted to Executive Vice President of the Bank and Chief Executive Officer of State Street Global Advisors with responsibility for the Company's investment management businesses. Mr. Lopardo is also a member of the Senior Executive Group at State Street Bank and Trust Company which is responsible for setting the policy direction of the Bank. Prior to joining State Street Bank and Trust Company, Mr. Lopardo served as Senior Vice President of sales, marketing and advisory services with Equitable Life Assurance Society in New York. Mr. Lopardo has over 28 years of experience in the pension industry, having served in a variety of roles with Equitable related to pension marketing, client relationships, and Equitable's pension investment advisory services. He is a 1968 graduate of Susquehanna University with a BS in marketing and management and is a member of the Board of Directors of the University and the Investment, Property and Finance, and Executive Committees of that Board. He is also Chairman of the Advisory Board of the Weis Business School at Susquehanna University and Chairman of the Board of the Landmark School, the premier secondary school for dyslexic students. Mr. Lopardo is also a Board Member of the Boston Stock Exchange and of the Whitehead Institute for Biomedical Research.

FRED B. PARKS:   Age 48; Principal Occupation: Executive
Vice President and Chief Operating Officer of EG&G, Inc.

Dr. Parks, who joined EG&G in 1976, was elected a Vice
President in 1988, a Senior Vice President in 1991, and
Executive Vice President and Chief Operating Officer in
1995.  Dr. Parks has overall responsibility for the four
EG&G business segments - Technical Services, Instruments,
Mechanical Components, and Optoelectronics.

In the Technical Services area, his duties include oversight of the engineering, scientific, management and technical support services provided to a broad range of governmental and industrial customers. His responsibilities for the Instruments segment include supervising the development and manufacture of hardware and associated software for applications in medical diagnostics, biochemical and medical research, environmental monitoring, industrial process measurement, and airport and industrial security. For the Mechanical Components segment, he oversees the development and manufacture of products used in the transportation, aerospace and environmental industries. His duties with respect to the Optoelectronics segment include overseeing the manufacture and sale of products utilized by manufacturers of cameras, copy machines, and light communications systems, and by the automotive industry, as well as the cultivation of two important technology platforms for EG&G's future growth: micromachining and amorphous silicon.

Dr. Parks earned BS and MS degrees in Mechanical Engineering from the University of Missouri and the University of Arizona, respectively. He was awarded a PhD degree in Mechanical Engineering from the University of Missouri.



                Directors whose terms expire in 1997



KENT F. HANSEN: Age 64; Principal Occupation: Professor of Nuclear Engineering at the Massachusetts Institute of Technology, Cambridge, Massachusetts. He has been a Member of the EG&G Board of Directors continuously since 1979 and is a Member of the Audit Committee, the Nominating Committee, and the Corporate Governance Committee of the Board of Directors. As a teacher, author, and consultant, Dr. Hansen has been active in the areas of nuclear fuel management, nuclear reactor physics, and reactor safety analysis. Dr. Hansen is Chairman of the Board of Directors of Stone & Webster, Inc. He is also a Member of the National Academy of Engineering.


JOHN LARKIN THOMPSON: Age 65; Principal Occupation: Of Counsel to Nutter, McClennen & Fish, a Boston, Massachusetts law firm. Mr. Thompson became a Member of the EG&G Board of Directors in 1986 and is Chairman of the Nominating
Committee and a member of the Corporate Governance Committee of the Board of Directors. Mr. Thompson is a Director of American Medical Response, Inc. He is a Trustee and former Chairman of the New England Aquarium, Director and former Chairman of the Artery Business Committee, and Trustee of Emmanuel College. He also served as Chairman of the United
Way of Massachusetts Bay and Chairman of the Massachusetts
Port Authority. He currently serves as a Director of several other civic and charitable organizations.


                Directors whose terms expire in 1998


JOHN M. KUCHARSKI: Age 60; Principal Occupation: Chairman of the Board, President, and Chief Executive Officer of EG&G. Mr. Kucharski has been a Director of the Company since 1986 and is a Member of the Executive Committee of the Board of Directors. He joined the Company in 1972 when Challenger Research, Inc., a firm he co-founded in 1965, was acquired by EG&G. Mr. Kucharski was elected a Vice President of the Company in 1979, a Senior Vice President in 1982, and Executive Vice President in 1985. He was promoted to the position of President and Chief Operating Officer in 1986, was named to the position of Chief Executive Officer in 1987, and elected Chairman of the Board in 1988. He is a Director of Nashua Corporation, New England Electric System, State Street Boston Corporation, and Eagle Industry Co., Ltd. He serves on the Board of Trustees of Marquette University and George Washington University.


JOHN B. GRAY: Age 68; Principal Occupation: Retired President and Director of Dennison Manufacturing Company, a subsidiary of Avery Dennison Corporation, a diversified manufacturer serving worldwide markets for office products, industrial systems, packaging, and pressure-sensitive base materials. Mr. Gray has been a Member of the Board of Directors of EG&G since 1983 and is a Member of the Executive Committee and the Audit Committee and Chairman of the Benefit Plans Investment Committee. He also serves as a Director of the Liberty Mutual Insurance Companies, Liberty Financial Co., the Stackpole Corporation, and the New England Shelter for Homeless Veterans and is Board Chairman of the Executive Service Corps of New England. Mr. Gray is a Trustee of Wentworth Institute of Technology and the New England Aquarium as well as an Incorporator of the Massachusetts General Hospital.

           INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
                   AND CERTAIN OF ITS COMMITTEES

     A formal Audit Committee of the Board of Directors was created in 1971. The present Committee, which met four times in 1995, is composed of three Directors - Messrs.
Goldhammer (Chairman), Gray and Hansen.

     The responsibilities of the Audit Committee are (1) to recommend the particular persons or firm to be employed by the Company as its independent auditor; (2) to consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) to review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; and (4) to consult periodically with the independent auditor with regard to the adequacy of internal controls and, if the Committee so chooses, to consult with the internal auditors, the Chief Financial Officer, the Corporate Controller, the Treasurer and other officers and employees as the Committee may deem appropriate.

     The Compensation and Stock Option Committee of the Board of Directors, which met one time in 1995, is composed of three Directors - Messrs. Tod (Chairman), Pounds and Ms. Marshall. The Committee reviews and approves the salaries and incentive compensation of the Chairman of the Board, the Chief Executive Officer, the President, and the Executive and Senior Vice Presidents. The Committee also reviews and approves the management incentive plans of the Company and its subsidiaries, administers the stock option plans adopted by the Company, and reviews and approves such other employment and compensation matters as it deems necessary and proper.

     The Corporate Governance Committee of the Board of Directors, which met one time in 1995, is composed of four Directors - Messrs. Pounds (Chairman), Rubinovitz, Hansen and Thompson. The Committee examines and defines the Board of Directors' role in corporate governance, formulates policy to deal with and be responsive to shareholder concerns, and formulates guidance, for management action, to deal with evolving social issues, both internal and external to the organization.

     A Nominating Committee of the Board of Directors was created in 1991. The present Committee, which met three times in 1995, is composed of three Directors - Messrs. Thompson (Chairman), Tod and Hansen. The Committee establishes criteria for nomination or renomination as a Director, develops procedures for the nomination or renomination process, and identifies and recommends candidates for nomination to the Board of Directors. Any stockholder desiring to submit a candidate for consideration by the Nominating Committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to: Chairman of the Nominating Committee, c/o EG&G, Inc., 45 William Street, Wellesley, MA 02181.

     A Benefit Plans Investment Committee of the Board of Directors was created in October of 1991. The present Committee, which met two times in 1995, is composed of three Directors - Messrs. Gray (Chairman), Goldhammer and Ms. Marshall. The Committee reviews the investment of funds held in the Company's employee benefit plans.

     The Board of Directors also has an Executive Committee
composed of three Directors - Messrs. Kucharski, Rubinovitz
and Gray.   The Committee, which acts as needed during
intervals between Board meetings, has been delegated with all the powers of the Board except those powers which by law, the Articles of Organization or the By-Laws of the Company, the Board of Directors is prohibited from delegating. With the exception of the Executive Committee, all Committees of the Board of Directors are comprised of non-employee Directors.


Meetings

     The Board of Directors met six times in 1995.  All
Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which they respectively served.

Director Compensation

     Directors who are employees of the Company receive no additional compensation for their services as Directors.
Directors who are not employees of the Company are paid an annual retainer fee of $12,000 and $1,000 for each meeting of the Board that they attend. Additionally, the Chairmen of the Audit, Compensation and Stock Option, Corporate
Governance, Nominating, and Benefit Plans Investment
Committees receive $4,000 per year and the other non-employee members of these Committees receive $3,000 per year. All non-employee members of these Committees receive
$1,000 for each Committee meeting that they attend unless the Committee meeting is held on the same day as a Board of Directors' meeting, in which case, the Committee member receives $500.

     The EG&G, Inc. 1990 Director Stock Plan provides that on each January 31, non-employee Directors who served for the preceding calendar year shall receive 800 shares of Common Stock. If a Director fails to attend at least 75 percent of the aggregate number of meetings of the Board and the committees on which the Director served during the preceding year, the number of shares of Common Stock will be reduced to 400 shares and no shares will be issued if a Director fails to attend 50 percent of such meetings. In accordance with the Director Stock Plan, in February of 1996, each of the eight non-employee Directors who served as Directors for the entire 1995 calendar year received 800 shares of Common Stock, with a fair market value to each such Director at that time of $17,700. Mr. Freed and Mr. Turley, who retired from the Board on April and July of 1995, respectively, received 200 shares with a fair market value of $4,425 and 400 shares with a fair market value of $8,850, respectively.

     In addition to the foregoing, the Company had a Deferred Compensation Plan for non-employee Directors. This Plan was terminated effective December 31, 1995 by the Board of Directors at its meeting on January 24, 1996. The termination applies to all current and future non-employee Directors of the Company but such termination will not affect any rights of non-employee Directors that have vested as of such termination date. The Plan provided for an annual payment to be made by the Company to the eligible Director or his or her estate in an amount equal to 100 percent of the Director's annual retainer fee in effect at the time the Director's service on the Board ceased due to death, retirement, or resignation. Under the Plan as terminated, annual payments will be made to any current non-employee Director at the time of his or her death, retirement, or resignation from the Board for the greater of five years or the number of years the Director served on the Board as of December 31, 1995.

     The Company also has established the EG&G, Inc. Directors Charitable Contribution Program for certain outside Directors. To be eligible under the program, the Director must be an outside director with no previous employment with the Company and have either been a member of the Company's Board of Directors as of January 1, 1992 or have otherwise completed five years of service on the Board. Under this program, the Company will contribute, upon the death of an eligible Director, a total of $1,000,000 to one or more qualifying charitable organizations named by the Director. The program is funded through a life insurance policy on each such eligible Director, with the life insurance proceeds payable to EG&G.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table identifies the only persons known to the Company to be beneficial owners of five percent or more of the outstanding shares of Common Stock. The information in this table and the footnotes is taken from a
Schedule 13G dated January 16, 1996, filed by The Regents of the University of California and a Schedule 13G dated February 14, 1996, filed by FMR Corp. with the Securities and Exchange Commission.

Name and Address                Amount and Nature      Percent of
of Beneficial                   of Beneficial          Class
Owner                           Ownership (1)
_______________                 _________________      __________
The Regents of the
University  of California
300 Lakeside Drive
Office of the Treasurer
Oakland, CA   94612             3,343,000  (2)         6.95  %

FMR Corp.
82 Devonshire Street
Boston, MA 02109                4,175,937  (3)         8.68  %

                              NOTES

(1) There are no shares included with respect to which such persons have a right to acquire beneficial ownership.

(2) The Schedule 13G filed by The Regents of the University of California states that it has sole voting power and sole dispositive power over 3,343,000 shares.

(3) The Schedule 13G filed by FMR Corp. states that FMR Corp. has sole dispositive power with respect to 4,175,937 shares held by various investment companies to which FMR Corp. acts as investment adviser (including 3,209,000 shares which are held by Fidelity Puritan Fund) and has sole voting power and sole dispositive power with respect to 11,775 shares held by a subsidiary of FMR Corp.
/TABLE

                     SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock owned of record or beneficially (including unexercised stock options exercisable within 60 days) on February 1, 1996, (i) by each of the Directors and nominees for Director individually, (ii) by each of the executive officers named in the Summary Compensation Table, and (iii) by all of the executive officers, Directors, and nominees for Director as a group. No Director, nominee for Director, or executive officer of the Company owned any equity securities of the Company other than Common Stock on that date.

                        Amount and Nature of     Percent
Name                    Beneficial Ownership     of Class
_____________________   ____________________    _________
John M. Kucharski(1)(2)        356,926             *
James O. Zane(1)               91,520              *
Fred B. Parks(1)               65,461              *
C. Michael Williams(1)(2)     103,484              *
Luciano S. Rossi(1)(2)         73,816              *
Samuel Rubinovitz(1)(2)        90,968              *
William F. Pounds              15,100              *
Kent F. Hansen                  4,800              *
Robert F. Goldhammer           14,800              *
John B. Gray                   12,600              *
G. Robert Tod                   9,800              *
John Larkin Thompson            7,600              *
Greta E. Marshall               4,600              *
Tamara J. Erickson                  0              *
Nicholas A. Lopardo                 0              *

All executive officers, Directors, nominees for Director,
of the Company as a Group, 26 in number, including those listed above (1)(2)
                            1,387,837           2.84 %

_____________________

*Less than 1%

                                 NOTES

1) The amounts shown as beneficially owned by Messrs. Kucharski, Zane, Parks, Williams, Rossi, and Rubinovitz, and by all executive officers, Directors, and nominees for Director as a group, include 290,500, 91,100, 59,600, 73,200, 68,300, 79,000, and 1,071,800 shares, respectively, which are obtainable within 60 days only upon exercise of, and payment for, outstanding, unexercised stock options.

(2) Owners of all shares shown have sole voting and investment power except Messrs. Kucharski, Williams, Rossi, and Rubinovitz and certain executive officers of EG&G, not identified by name in the above Table, as a group, who share investment and/or voting power over 24,726 shares, 20,684 shares, 5,516 shares, 5,390 shares, and 57,486 shares, respectively. The number of shares stated as being owned beneficially includes shares held beneficially by spouses, minor children, and certain trusts; the inclusion of such shares in the Proxy Statement, however, does not constitute an admission that the executive officers, Directors, or nominees for Director are direct or indirect beneficial owners of such shares.

             BOARD COMPENSATION COMMITTEE REPORT
                  ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee (Committee) of the Board of Directors is composed of three independent outside Directors. The Committee's report on executive compensation follows.

Overall Philosophy

The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and support the Company's business strategy and long-term initiatives, enhance shareholder value and be competitive with that offered by comparable companies.
Under the guidance of the Committee, compensation policies have been designed which link executive compensation to the attainment of the Company's specific goals. These policies also allow the Company to attract and retain those senior executives critical to the long-term success of a highly diversified organization by providing a competitive compensation package and recognizing and rewarding individual contributions. The key elements of the Company's executive compensation are base salary, annual incentive awards, and stock options.

Base Salary

Each year, the Committee reviews and establishes the base salary of the Chief Executive Officer based on the Company's performance, as measured by a combination of factors consisting principally of sales, earnings per share growth, return on equity, and on a comparison to executive compensation in other companies as revealed by the surveys referred to below. The Committee also reviews, approves or modifies, as deemed appropriate by the Committee, a salary plan recommended by the Chief Executive Officer and the Vice President of Human Resources for the positions of President, Executive Vice President and Senior Vice President. This plan, developed by the Human Resources staff, is based on the performance of each such Officer while taking into consideration the Company's performance as measured by the factors described above.

Two national surveys are used to provide general overall guidance with respect to compensation levels. A special study is also conducted that contains compensation data on approximately 25 companies in the S&P High Technology Composite Index. The S&P High Technology Composite Index was chosen because it is comprised of companies in businesses similar to that of the Company and is one of the indices with which the Company's cumulative total shareholder return is compared in this Proxy Statement. The special compensation study was performed by a major consulting firm utilizing the compensation data contained in their compensation data bank. The report shows the average base and average total compensation for selected officer positions for companies comparable in size to EG&G. Generally, the compensation levels of EG&G officers are comparable with those for similar positions within the companies included in the above-mentioned surveys.

The salary freeze, in effect for all officers from December 1990 through the end of 1993, was discontinued at the end of 1993. In accordance with the Company's policy to pay competitive salaries, the base salary of most officers was increased in January of 1994 and in April of 1995. Mr. Kucharski's base salary was increased to $650,000 per year in January 1994. He did not receive a salary increase in 1995 and his recommendation to the Committee that he not receive a base salary increase in 1996 has been accepted by the Committee.

Incentive Compensation
EG&G maintains an Economic Value Added ("EVA") Incentive Plan (the "Plan", or "EVA Plan"), the purpose of which is to provide incentive compensation to certain key employees.
Mr. Kucharski and most officers, including the other executive officers named in the Summary Compensation Table, except for Mr. Zane, are participants in the EVA Plan. Although the EVA Plan is the primary source of bonuses for officers, the Committee may award additional bonuses to selected officers outside of the EVA Plan in circumstances in which the Committee determines that an additional bonus determined on a different basis is appropriate.

Bonuses under the EVA Plan are based on the additional shareholder value created. For purposes of the Plan, shareholder value is created when the Company earns a return in excess of the cost of the capital employed. EG&G calculates its EVA by taking its net operating profit after tax and subtracting a capital charge. The capital charge is the result of the capital employed multiplied by the Company's weighted average cost of capital.

Each EVA Plan participant is assigned a target incentive, expressed as a percentage of base salary ranging between 5% and 60%, which represents the amount of incentive award if EVA performance targets are met. The EVA performance targets are based on the participant's business unit. Thus, the performance targets may be based on Division, Segment or Consolidated performance depending on the participant's degree of responsibility. The actual incentive award is determined by multiplying the target incentives by a formula performance factor based upon actual EVA performance compared to the target performance. The performance factor will be greater than one if the EVA target is exceeded and will be less than one or even negative if the EVA target is not met. There is no cap and no floor on the incentive award.

The incentive awards declared in a year for certain employees are not completely paid out in the following year. Instead, a percentage of the annual incentive award of all Company officers, general managers, and certain highly compensated employees remains in an "at risk" reserve account. Every year the amount of the incentive award for an officer is added to the officer's reserve account. Then a specified percentage of the account is distributed. The specified percentage is as follows:

   1996                  80%
   1997                  67%
   1998                  57%
   1999 & Beyond         50%

Amounts in the reserve account can be lost if performance is so far below target that a negative award results. Thus, it is possible for the reserve account to have a negative balance, although plan participants are not required to reimburse the Company for negative balances in the reserve account or for negative awards. In the case of retirement, disability or death, the balance in the reserve account will be paid to the participant. The reserve account will be forfeited (unless determined otherwise by the Company) in the case of voluntary or involuntary termination and will be forfeited for breach of any noncompetition agreement. If there is a Change in Control of the Company (as defined in the EVA Plan), the Plan will terminate and all positive balances in reserve accounts distributed unless the Plan is continued on no less beneficial terms to the participants.

Individual performance factors allow managers to adjust a participant's final incentive awards up or down by 25% based upon their discretionary assessment of performance. These adjustment factors are limited to participants with target incentive percentages of 5% - 30% of salary.

In 1995, Mr. Kucharski's target bonus was 60% of base salary. His target EVA was based on Consolidated performance. For 1995 the actual Consolidated EVA exceeded his target EVA. As a result, he received an EVA award of $491,400 which represents 126% of the target bonus.

Stock Options

Many studies indicate a correlation between stock ownership and performance. Under the Company's Stock Option Plans, stock options are granted to the Company's senior executives following guidelines established by the Committee. These guidelines are based primarily on competitive industrial practice as revealed by a long-term executive compensation survey covering a large number of public companies in a variety of industries in which the Company participates.
The survey data show that the normal stock option award is a multiple of base salary. Beginning in 1991, the Committee began to use the Black-Scholes option pricing method as the basis for determining the value of the option grants. This method takes into consideration a number of factors including the stock's volatility, dividend rate, option term, and interest rates to estimate the option's present value. Mr. Kucharski was granted an option on 75,000 shares in 1996 for performance in 1995 based on the survey data and the application of the Black-Scholes option pricing method.

   Stock options are classified as long-term incentives and are intended to link the long-term interests of the executive with those of the stockholder. Stock options will provide value to the optionee only when the price of EG&G stock increases above the option price. All options are granted with an exercise price equal to the fair market value on the date of the grant.

Stock Ownership Program By Officers

   The Committee has determined that in order to further align management and shareholder interests, EG&G stock ownership by EG&G officers should be significant relative to each officer's base salary. The market value of EG&G stock expected to be owned by the Company's officers is as follows:

 CEO                                      2 times base salary
 Executive Vice Presidents                1 1/2 times base salary
 Senior Vice Presidents                   1 1/2 times base salary
 Other Officers                           1 times base salary

Those officers who do not presently have such ownership are expected to attain the ownership within the later of January
1, 2000 or fours years after their election to the specified officer position.

Section 162(m)

Section 162(m) of the Internal Revenue Code which became effective January 1, 1994 generally limits the deductibility of annual compensation for certain officers to $1 million. It is the general intention of the Committee to assure that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the shareholders. The Committee will review its policy concerning Section 162(m) on a year by year basis.

Compensation and Stock Option Committee

  G. Robert Tod (Chairman)
  William F. Pounds
  Greta E. Marshall

                  STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common
Stock against the cumulative total return of the S&P
Composite-500 Stock Index and the S&P High Technology
Composite Index for the period of five fiscal years commencing December 31, 1990 and ended December 31, 1995.

           Comparison of Five-Year Cumulative Total Return*
           EG&G, Inc. Common Stock, S&P Composite-500 and
           S&P High Technology Composite Indices

                     TOTAL RETURN TO SHAREHOLDERS
                         REINVESTED DIVIDENDS

                          Indexed Returns
                            Year Ending

Company/Index    Dec.    Dec.   Dec.    Dec.   Dec.    Dec.
                 1990    1991   1992    1993   1994    1995
--------------------------------------------------------------
EG&G, Inc.       100     163.99 132.20  126.98 101.02  179.42
S&P 500 Index    100     130.47 140.41  154.56 156.60  215.45
S&P High Tech
Composite Index  100     114.08 118.79  146.13 170.31  245.32

* Assumes that the value of the investment in EG&G, Inc. Common Stock and each index was $100 on December 30, 1990 and that all dividends were reinvested.
/TABLE

     The following table sets forth information concerning the annual and long-term compensation for services to the Company for the 1993, 1994, and 1995 fiscal years, of those persons who were, at December 31, 1995 (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company.

                        SUMMARY COMPENSATION TABLE

           Annual Compensation                    Long-Term Compensation
                                         Awards             Payouts

                           Other
                                                 Annual     Restricted Securities          All Other
Name and                                         Compen-    Stock      Underlying LTIP     Compen-
Principal                      Salary   Bonus    sation (2) Award(s)   Options    Payouts  sation (3)
Position                Year   ($)      ($)(1)   ($)        ($)        (#)        ($)      ($)


John M. Kucharski       1995   650,000  491,400                         75,000             30,714
Chairman of the         1994   647,885        0                         75,000             33,434
Board, President,       1993   540,020        0                         60,000             36,249
and  Chief
Executive Officer

James O. Zane           1995   274,976  274,976                              0             16,007
Senior Vice             1994   274,476        0                         12,500             17,288
 President              1993   250,016        0                         22,000             19,692

Fred B. Parks           1995   334,984  211,040                         50,000              3,371
Executive Vice          1994   333,350        0                         35,000              3,300
 President and Chief    1993   241,938  70,000                          20,000              7,099
 Operating Officer

C. Michael              1995   250,016 168,761                          19,000             14,079
Williams                1994   249,439  37,300                          19,000             15,026
Vice President          1993   220,012  70,000                          12,600             17,400

Luciano S. Rossi        1995   220,000 175,725                          17,500              5,026
Vice President          1994   220,000  17,400                          17,500              4,950
                        1993   204,880       0                          11,600              4,525


                                                       NOTES

(1) Twenty percent of each of the incentive awards set forth in the Bonus Column for the named executive officers, with the exception of Mr. Zane, is held in an "at risk" reserve account in accordance with the provisions of the EVA Incentive Plan.

(2) Perquisites and other personal benefits did not in the aggregate reach the lesser of $50,000 for any named executive officer or 10 percent of the total of annual salary and bonus reported in this table for such executive.

(3) This column includes the actuarial benefit to the named executive officer of the split-dollar life insurance policy established in 1991 and the Company's contribution to the EG&G, Inc. Savings Plan. The actuarial benefit of the split-dollar life insurance to Messrs. Kucharski, Zane, Parks, Williams, and Rossi is $25,764, $11,127, $71, $9,129,and $76, respectively. The Company makes no contribution to the term life portion of the split-dollar life insurance premium. The named executive officer contributes an amount each year to the split-dollar life insurance policy equal to the cost of the term life insurance under the policy. The amount reported in the column for 1995 for Messrs. Kucharski, Zane, Parks, Williams, and Rossi includes $4,950, $4,950, $3,300, $4,950, and $4,950, respectively, as the Company's contribution to the EG&G, Inc. Savings Plan for the aforementioned executives.

                       PENSION PLANS


Employees Retirement Plan

          The Company and its subsidiaries maintain several basic retirement plans for the benefit of their employees, including officers. With three exceptions, all of the executive officers, including all of the five highest compensated executive officers, participate in the EG&G, Inc. Employees Retirement Plan (the "Retirement Plan"), the principal features of which are as follows.

          Subject to maximum benefit limitations prescribed by law, a participant will be entitled to receive an annual payment equal to the sum of 0.85 percent of the participant's Final Average Earnings (the average of the employee's base salary for the five consecutive highest-salaried years out of the last ten years of credited service with the Company) multiplied by the number of years of credited service with the Company plus 0.75 percent of the excess of such earnings over the Social Security Tax Base multiplied by the number of years of credited service (not in excess of 35) with the Company. All of the employees of EG&G, Inc. who participate in the Retirement Plan are required to either complete five years of service or reach their normal retirement date before they have a vested interest in the Retirement Plan.
          The following table sets forth information with respect to estimated annual benefits under the Retirement Plan, payable upon retirement to persons in the specified ranges of compensation and years of service.

                    PENSION PLAN TABLE
                 ANNUAL ESTIMATED BENEFITS
   UNDER THE EG&G, INC. EMPLOYEES RETIREMENT PLAN(1)(2)


                     Years of Service


Final Average
Earnings        15 Years   20 Years  25 Years  30 Years  35 Years
$500,000        $117,084   $120,000  $120,000  $120,000  $120,000
 475,000         111,084    120,000   120,000   120,000   120,000
 450,000         105,084    120,000   120,000   120,000   120,000
 400,000          93,084    120,000   120,000   120,000   120,000
 375,000          87,084    116,112   120,000   120,000   120,000
 350,000          81,084    108,112   120,000   120,000   120,000
 325,000          75,084    100,112   120,000   120,000   120,000
 300,000          69,084     92,112   115,140   120,000   120,000
 275,000          63,084     84,112   105,140   120,000   120,000
 250,000          57,084     76,112    95,140   114,168   120,000
 225,000          51,084     68,112    85,140   102,168   119,196
 200,000          45,084     60,112    75,140    90,168   105,196
 175,000          39,084     52,112    65,140    78,168    91,196
 150,000          33,084     44,112    55,140    66,168    77,196
 125,000          27,084     36,112    45,140    54,168    63,196
 100,000          21,084     28,112    35,140    42,168    49,196
  75,000          15,084     20,112    25,140    30,168    35,196
  50,000           9,084     12,112    15,140    18,168    21,196

                           NOTES

(1)For the purpose of calculating the amounts shown in the above table, it is assumed that the participants in the specified ranges retired on December 31, 1995, and at age 65, and that all payments were made on a straight life annuity basis. These payments are not subject to any deduction for Social Security benefits.

(2)Messrs. Kucharski, Zane, Parks, Williams, and Rossi have respectively 30, 3, 19, 30, and 9 years of credited service under the EG&G, Inc. Employees Retirement Plan; and $150,000 of the 1995 compensation of each of Messrs. Kucharski, Zane, Parks, Williams, and Rossi is covered by the Retirement Plan. The reasons for the difference between the amounts shown in the Summary Compensation Table and the amounts disclosed above are that compensation in excess of $150,000 and all incentive payments and deferred compensation amounts, other than amounts deferred under savings plans, are excluded in determining the compensation covered by the Retirement Plan.

Supplemental Executive Retirement Plan

     In addition to the basic benefit plan outlined in the table above, the Company has created the EG&G, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"), which provides additional benefits for executive officers. Officers at the Vice Presidential level and above, the General Counsel, the Corporate Controller, the Treasurer, and others designated by the Board of Directors are eligible to receive benefits under the Supplemental Plan when they have reached 55 years of age and completed five years of service. In the event of a change of control as defined in the Supplemental Plan, however, participants in the Supplemental Plan are eligible to receive benefits regardless of age or years of service. If a participant dies prior to attaining age 55, but after the completion of five years of service, the participant's eligible spouse is entitled to receive a benefit in the form of a 50 percent surviving spouse option commencing on the date the participant would have attained age 55.

     During 1995, the Company charged $1,465,350 as an expense and $651,847 as income for the Supplemental Plan and made payments to retired officers and beneficiaries in the amount of $429,255. While the Company is not required to fund the Supplemental Plan, effective April 6, 1989, the EG&G, Inc. Non-Qualified Benefit Trust Agreement (the "Trust") was established by and between EG&G, Inc. and The Boston Safe Deposit and Trust Company. As of December 31, 1995, the Trust had a balance of $7,262,822. The purpose of the Trust is to provide greater assurance of the receipt of Supplemental Plan benefits. Amounts held in the Trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

     The Supplemental Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The Board of Directors may amend or terminate the Supplemental Plan at any time; however, such amendment or termination shall not reduce or eliminate the benefit payments currently being made or the accrued plan benefit of any participant.

     The Supplemental Plan provides an annual benefit payable at retirement equal to:

(a) 0.85 percent of average total compensation (as defined below) for each year of credited service, plus 0.75 percent of average total compensation in excess of the Social Security Tax Base, less (b),

(b) 100 percent of the participant's benefit accrued at date of termination and payable at normal retirement age under any Company-funded retirement plan, plus (c),

(c) The reduction, if any, to the early retirement benefit payable from any Company-funded retirement plan due to the limitations as set forth in
Section 415(b) of the Internal Revenue Code of 1986.

     The benefit payable under the Supplemental Plan, however, shall in no event be less than (c) above.

     Years of service after age 65 are not counted in determining benefits under the Supplemental Plan, nor is any actuarial adjustment made as a result of retirement before or after age 65. Average total compensation is the average of a participant's total cash compensation for the highest-compensated consecutive five years of credited service out of his last ten years of credited service prior to age 65 (or his age at earlier termination of employment).

     Messrs. Kucharski, Zane, and Williams have reached the minimum age of eligibility for retirement under the Supplemental Plan. In combination with the amounts payable under the EG&G, Inc. Employees Retirement Plan, Messrs. Kucharski and Williams would receive $361,857 and $137,227, respectively, assuming they retired on the last day of 1995 and received benefits in the form of a lifetime income. In combination with the amounts payable under the EG&G, Inc. Employees Retirement Plan and the Idaho National Engineering Laboratory Employee Retirement Plan, Mr. Zane would receive $160,015, assuming he retired on the last day of 1995 and received benefits in the form of a lifetime income. Mr. Zane did retire from the Company effective January 1, 1996.

Employment and Other Agreements

     Compensation in the form of salary to Mr. Kucharski is paid pursuant to a three-year employment agreement with the Company dated November 1, 1993, automatically renewable for successive 3-year intervals, which provided for a minimum annual payment in 1995 of $650,000. Compensation in the form of salary to Messrs. Zane, Parks, Williams, and Rossi is paid pursuant to one-year employment agreements with the Company dated November 1, 1993, automatically renewable for successive 1-year intervals, which provided for minimum annual payments in 1995 of $275,000, $335,000, $250,000, and $220,000, respectively.

     All of the employment agreements with the named executive officers contain provisions that provide that in the event of a change in control of the Company, the employment term shall be extended for a period of five
(5) years from the date of the change of control. Following a change in control, if the named executive is terminated without "cause" or resigns for "good reason" (each as defined in the agreement), the named executive is entitled to receive a severance payment equivalent to five (5) years of base salary plus bonuses and continuation of certain benefits for five (5) years from the date of termination.

     Generally, a change in control will be deemed to have occurred in any of the following circumstances:

1) the acquisition of 30% or more of the outstanding voting stock of the Company by any person or entity;

2) during any period of two consecutive years, persons serving as Directors of the Company and those replacements or additions approved by a two-thirds vote of the Board, cease for any reason to constitute a majority of the Board;

3) the stockholders of the Company approve a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto would end up representing 50% or less of the voting power of the surviving entity; or

4) a plan for the complete liquidation or an agreement for the sale or disposition of all or substantially all of the assets of the Company is approved by the stockholders of the Company.

     All of the employment agreements with the named executive officers, with the exception of Mr. Kucharski's employment agreement, contain provisions that provide that upon termination initiated by the Company without cause, apart from a change in control situation, each executive would be entitled to continuation of his or her salary, bonus, and employee benefits for one (1) year from the date of termination. Mr. Kucharski's employment agreement provides that he would be entitled to the continuation of his salary, bonus, and employee benefits for three (3) years from the date of termination.

     In September 1995 and January 1996, respectively, the Company entered into agreements with Mr. James Dubay and Mr. Donald Michel, then Company Vice Presidents, relating to the terms of their separation from the Company. Pursuant to the agreements, the Company paid to Mr. Dubay and Mr. Michel lump sum severance payments of $390,000 and $185,000, respectively.

     The Company has a renewable one-year consulting agreement, dated January 1, 1994, with Mr. Samuel Rubinovitz, a Director and former Executive Vice President of the Company. The Company paid Mr. Rubinovitz $6,000 in 1995 for services rendered pursuant to the consulting agreement.

OPTION GRANTS

     The following table sets forth information on grants made in Fiscal Year 1996 of stock options pursuant to the EG&G, Inc. 1992 Stock Option Plan, for performance during the fiscal year ended December 31, 1995, to the officers identified in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during the last fiscal year or in 1996 for performance during the last fiscal year.

                         OPTION GRANTS TABLE
                      OPTION GRANTS IN 1996 (1)
                 FOR PERFORMANCE IN LAST FISCAL YEAR

                                                                           GRANT
                                                                           DATE
          INDIVIDUAL GRANTS                                                VALUE(2)
---------------------------------------------------------------------------------------------------------------------------------
                           NUMBER OF   % OF TOTAL
                           SECURITIES  OPTIONS      EXERCISE               GRANT
                           UNDERLYING  GRANTED TO   OR BASE                DATE
                           OPTIONS     EMPLOYEES    PRICE PER              PRESENT
                           GRANTED     IN FISCAL    SHARE(3)   EXPIRATION  VALUE(2)
NAME                       (#)         YEAR         ($)        DATE        ($)

John M. Kucharski          75,000                   11.3%       21.75      1/19/06             594,750
James O. Zane                   0                    0             --           --                   0
Fred B. Parks              50,000                    7.5%       21.75      1/19/06             396,500
C. Michael Williams        19,000                    2.9%       21.75      1/19/06             150,670
Luciano S. Rossi           17,500                    2.6%       21.75      1/19/06             138,755

                            NOTES

(1) All options granted by the Company in 1996 for performance in 1995 to the officers identified above are non-statutory options and vest in 20% increments over a period of five (5) years. The options become fully vested and immediately exercisable upon the death of the optionee while in the employ of the Company; upon termination of the optionee's employment due to permanent and total disability or upon retirement at a Company-recognized retirement age; or upon a change in control of the Company.

(2) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The assumptions used at the time of grant in January of 1996 included expected market volatility of 25.9%, a 7.5% risk-free rate of return, a 2.7% dividend yield, and a 10-year exercise period.

(3) The exercise or base price is equal to the fair market value of the Common Stock as determined by the closing price on the New York Stock Exchange-Composite Transactions on January 19, 1996, the date of grant.

Option Exercises and Fiscal Year-End Values

     The following table sets forth information with respect to option exercises during the 1995 fiscal year and the number and value of unexercised options to purchase the Company's Common Stock held by the officers named in the Summary Compensation Table at the end of the 1995 fiscal year.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                        YEAR-END OPTION VALUE TABLE

                                                 Number of
                                                 Securities      Value of
                                                 Underlying      Unexercised
                                                 Unexercised     In-The-Money
                         Shares                  Options at      Options at
                         Acquired     Value      FY-End          FY-End
                         on Exercise  Realized   (#)             ($)
          Name           (#)          ($)        Exercisable/    Exercisable/
                                                 Unexercisable   Unexercisable
                                                 (1)             (1)(2)


John M. Kucharski        0            0          298,000/60,000  1,524,312/603,750
James O. Zane            0            0           91,100/10,000    414,131/100,625
Fred B. Parks            0            0           59,600/28,000    226,050/281,750
C. Michael Williams      0            0           73,200/15,200    384,638/152,950
Luciano S. Rossi         0            0           68,300/14,000    362,206/140,875

(1) Does not reflect options granted in 1996 for 1995 performance.

(2) Based on the fair market value (determined by averaging the high and the low selling price) on the New York Stock Exchange-Composite Transactions of the Company's Common Stock
on December 29, 1995 ($24.3125).

                              OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the Proxy to vote, or otherwise act, in accordance with their best judgement on such matters.


                         SELECTION OF AUDITORS

  On January 24, 1996, the Board of Directors selected the firm of Arthur Andersen LLP, independent public accountants, to act as the Company's auditors and to audit the books of the Company and its subsidiaries for 1996. Arthur Andersen LLP is currently performing these duties and has done so continuously since 1968.

  Representatives of Arthur Andersen LLP have been invited to the Annual Meeting and are expected to be present and will have an opportunity to make a statement if they so desire. They are also expected to be available to respond to appropriate questions from stockholders.

 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company has a program in place to assist its officers and Directors in complying with the filing requirements of Section 16(a). Executive officers and Directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during the preceding year its executive officers and Directors have complied with all Section 16 filing requirements.

                         STOCKHOLDER PROPOSALS

  In order to be considered for addition to the agenda for the 1997 Annual Meeting of Stockholders and to be included in the Proxy Statement and form of proxy, stockholder proposals should be addressed to the Clerk of the Company and must be received at the Corporate Offices of EG&G no later than November 7, 1996.

                                     By Order of the Board of Directors




                                     MURRAY GROSS, Clerk




Wellesley, Massachusetts
March 7, 1996